As filed with the Securities and Exchange Commission on June 5, 2007
Registration No. 333-93615

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bunzl plc
(Exact Name of issuer as specified in its charter)

England		Not applicable
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
110 Park Street London WIK 6NX England (44) 20-7495-4950 (Address of principal executive offices)

Bunzl plc Employee Stock Purchase Plan (U.S.) Bunzl plc Non-Qualified Employee Stock Purchase Plan (U.S.) (Full title of the Plan)

Corporation Service Company 2711 Centerville Road, Suite 400 Wilmington, DE 19808

(Name and address of agent for service) Telephone number, including area code, of agent for service: 302-636-5400

Copy to:
Keith L. Kearney, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 212-450-4000		Barbara Nims, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 212-450-4000

DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to the Form S-8 registration statement (File No. 333-93615) (the “Registration Statement”) filed with the Securities and Exchange Commission on December 27, 1999, Bunzl plc (the “Company” or the “Registrant”) registered ordinary shares to be represented by Bunzl plc’s American Depositary Shares evidenced by American Depositary Receipts (the “Securities”) and to be offered pursuant to the Bunzl plc Employee Stock Purchase Plan (U.S.) or the Bunzl plc Non-Qualified Employee Stock Purchase Plan (U.S.).

The purpose of this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement is to terminate the Registration Statement and to deregister all of the Securities originally registered thereby which remain unsold as of the date this Amendment is filed.

EXHIBIT INDEX

Number	Description
24	Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, State of England, on the 5th day of June, 2007.

Bunzl plc

By:	/s/ Paul Nicholas Hussey
	Name:	Paul Nicholas Hussey
	Title:	Company Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
A.J. Habgood *	Chairman
A.J. Habgood		June 5, 2007
M.J. Roney *	Chief Executive Officer (Principal Executive Officer)
M.J. Roney		June 5, 2007
B.M. May *	Finance Director (Principal Financial and Accounting Officer)
B.M. May		June 5, 2007
J.F. Harris *	Senior Independent Non-executive Director
J.F. Harris		June 5, 2007
C.A. Banks *	Non-executive Director
C.A. Banks		June 5, 2007
P.L. Larmon *	President and Chief Executive Officer, North America
P.L. Larmon		June 5, 2007
U. Wolters *	Non-executive Director
U. Wolters		June 5, 2007
P.W. Johnson *
P.W. Johnson	Non-executive Director	June 5, 2007

* By: /s/ Paul Nicholas Hussey
Name:	Paul Nicholas Hussey
Title:	Attorney-in-Fact

Bunzl USA Holdings Corporation

By:	Brian Michael May *
Name:	Brian Michael May
Title:	Director
Authorized Representative in the United States

* By: /s/ Paul Nicholas Hussey
Name:	Paul Nicholas Hussey
Title:	Attorney-in-Fact

EXHIBIT INDEX

Number	Description
24	Powers of Attorney